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                            SECURED PROMISSORY NOTE


                                                            New York, New York
$16,224,000                                                September 14, 1995




     ON December 31, 1995, for value received, the undersigned, MOVIE STAR, INC. (the "Company"), a New York Corporation, promises to pay to the order of REPUBLIC NATIONAL BANK OF NEW YORK, a national banking association (the "Bank"), the principal sum of SIXTEEN MILLION TWO HUNDRED TWENTY FOUR DOLLARS ($16,224,000), or so much thereof as may constitute the aggregate unpaid principal amount of all Loans made by the Agent, on behalf of the Bank, to the Company under or pursuant to the Credit Agreement. All such Loans and all payments made on account of the principal thereof and the interest thereon shall be recorded by the Agent and by the Bank or other holder hereof in their respective books and records. The information entered on such books and records shall be binding upon the Company in absence of manifest error. Not-withstanding the foregoing, any failure by the Agent or the Bank or other holder hereof to make notations on its books and records shall in no way mitigate or discharge the Company's obligation to repay any Loans actually made.

     The Company further promises to pay interest (computed on the basis of a 360-day year and the actual number of days elapsed) on the unpaid principal amount hereof from time to time outstanding from the date hereof until the date on which this Note is paid in full, at a variable rate per annum equal to one percent (1%) above the Bank's reference rate (hereinafter defined), payable monthly in arrears on the last day of each month and on the date of payment in full of this Note, commencing on August 31, 1995, any change in said variable rate to become effective on the first day of the month after any such change in said reference rate, as provided in the Credit Agreement. From and after the earlier of (i) December 31, 1995, (ii) the occurrence of any Event of Default (and for so long as such Event of Default is continuing), or (iii) the termination of the Credit Agreement, the rate of interest on the unpaid principal amount hereof at all times shall be two percent (2%) above the rate which would otherwise apply. Interest accruing after any of the events specified in the foregoing sentence shall be payable on demand.

     The term "reference rate", as used herein, means the interest rate established by the Bank from time to time at its principal office in New York City as its reference rate for domestic commercial loans, whether or not such established reference rate is the best rate available from the Bank for commercial loans.

     Both the principal hereof and the interest hereon are payable in lawful money of the United States of America and in immediately available funds at the office of the Agent at 452 Fifth Avenue, New York, New York 10018, or at such other place as the Agent may specify in writing. Any payment hereunder which is required to be paid on a day which is not a Business Day shall be payable on the next succeeding Business Day and such additional time shall be included in the computation of interest.

     To the extent permitted by applicable law, the Company waives presentment, notice of dishonor, protest and notice of protest, and any and all other notices or demands in connection with the delivery, acceptance, performance or default of this Note.

     This Note is one of the Notes referred to in the Credit and Security Agreement dated September 14, 1995, (as amended or otherwise modified, the "Credit Agreement") by and among the Company, the Bank, NatWest Bank N.A. and the Agent, and is entitled to all of the benefits set forth therein. All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Credit Agreement. This


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Note is secured by the Collateral under the Credit Agreement and by any other property in which a lien or security interest has previously been granted to the Bank by the Company under any security or other agreement previously executed by the Company in favor of the Bank.

     In case any principal of or interest on this Note is not paid when due, the Company shall be liable for all costs of enforcement and collection of this Note incurred by the Agent and the Bank or other holder of this Note, including but not limited to reasonable attorneys' fees, disbursements and court costs.

     The liability of the Company hereunder shall be unconditional and shall not be in any manner affected by any indulgence granted or consented to by the Agent, the Bank or other holder hereof including, without limitation, any extension of time, renewal, waiver or other modification. Any failure of the Agent, the Bank or other holder hereof to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. The Agent, the Bank or other holder hereof may accept late payments or partial payments, even though marked "payment in full" or containing words of similar import or other conditions, without waiving any of its rights. No amendment, modification or waiver of any provision of this Note nor consent to any departure by the Company therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by the Agent and the Bank or other holder hereof, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Note cannot be changed or terminated orally or by estoppel or waiver or by any alleged oral modification regardless of any claimed partial performance referable thereto.

     This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to instruments made and to be performed wholly within that State. If any provision of this Note is held to be illegal or unenforceable for any reason whatsoever, such illegality or unenforceability shall not affect the validity of any other provisions hereof.

     THE COMPANY AGREES THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE MAY BE INITIATED AND PROSECUTED IN THE STATE OR FEDERAL COURTS, AS THE CASE MAY BE, LOCATED IN NEW YORK COUNTY, NEW YORK. THE COMPANY CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY SUCH COURT HAVING JURISDICTION OVER THE SUBJECT MATTER, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE COMPANY AT ITS ADDRESS SET FORTH BELOW OR TO ANY OTHER ADDRESS AS MAY APPEAR IN THE BANK'S RECORDS AS THE ADDRESS OF THE COMPANY.

     IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, EACH OF THE COMPANY, THE AGENT AND THE BANK WAIVES TRIAL BY JURY, AND THE COMPANY ALSO WAIVES (I) THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION, (II) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE, AND (III) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

                                             MOVIE STAR, INC.
                                             a New York Corporation


                                             By:/s/ Mark M. David
                                                -------------------
                                                Title: Chairman
                                                      -------------




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